                               AMENDMENT NO. 1 TO
                                  SCHEDULE I OF
                           THE DISTRIBUTION AGREEMENT


         This Amendment to the Schedule I to the Distribution Agreement between Delaware Group Government Fund and Delaware Distributors, L.P. originally entered into as of May 15, 2003, lists the Series and Classes for which Delaware Distributors, L.P. provides distribution services pursuant to this Agreement, along with the 12b-1 Plan rates, if applicable, for each class and the date on which the Agreement became effective for each Series.


---------------------------------------- -------------------- ------------------------- -------------------- -------------------
                                                               Total  12b-1  Plan  Fee  Portion designated
                                                               Rate (per  annum of the  as Service Fee Rate
                                                               Series' average daily    (per annum  of the
                                                               net assets represented   Series' average
                                                               by shares of the Class)  daily net assets
                                                                                        represented by
                                                                                        shares of the
Series Name                              Class Names                                    Class)                  Effective Date
---------------------------------------- -------------------- ------------------------- -------------------- -------------------
Delaware American Government Bond Fund   A Class                        .30%                   ----          April 19, 2001
---------------------------------------- -------------------- ------------------------- -------------------- -------------------
                                         B Class                       1.00%                   .25%          April 19, 2001
---------------------------------------- -------------------- ------------------------- -------------------- -------------------
                                         C Class                       1.00%                   .25%          April 19, 2001
---------------------------------------- -------------------- ------------------------- -------------------- -------------------
                                         R Class                        .60%                   ----          May 15, 2003
---------------------------------------- -------------------- ------------------------- -------------------- -------------------
                                         Institutional Class            ----                   ----          April 19, 2001
---------------------------------------- -------------------- ------------------------- -------------------- -------------------
Delaware Inflation Protected Bond Fund   A Class                       0.25%                   ----          November 29, 2004
---------------------------------------- -------------------- ------------------------- -------------------- -------------------
                                         B Class                       1.00%                   .25%          November 29, 2004
---------------------------------------- -------------------- ------------------------- -------------------- -------------------
                                         C Class                       1.00%                   .25%          November 29, 2004
---------------------------------------- -------------------- ------------------------- -------------------- -------------------
                                         Institutional Class            ----                   ----          November 29, 2004
---------------------------------------- -------------------- ------------------------- -------------------- -------------------


DELAWARE DISTRIBUTORS, L.P.
BY:  DELAWARE DISTRIBUTORS, INC., GENERAL PARTNER


By:      Kevin J. Lucey
         -----------------------------------
Name:    Kevin J. Lucey
Title:   President/Chief Executive Officer


DELAWARE GROUP GOVERNMENT FUND
ON BEHALF OF THE SERIES
LISTED ON SCHEDULE I


By:      Jude T. Driscoll
         -----------------------------------
Name:    Jude T. Driscoll
Title:   Chairman